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                                                                     EXHIBIT 4.5


                                    [FORM OF]
                          REGISTRATION RIGHTS AGREEMENT

         Registration Rights Agreement (this "Agreement"), dated as of       by
and between The Ultimate Software Group, Inc., a Delaware corporation (the "Company"), and the undersigned purchaser ("Purchaser").

         WHEREAS, the Company and Purchaser have entered into a Subscription
Agreement (the "Subscription Agreement"), dated           pursuant to which
Purchaser subscribed to purchase and the Company has agreed to sell (i) the number of shares of common stock, par value $0.01 per share, of the Company ("Common Stock") set forth on Schedule A hereto and (ii) a warrant to purchase the number of shares of Common Stock set forth on Schedule A at an exercise price of $4.00 per share (the "Warrant");

         WHEREAS, the shares of Common Stock set forth on Schedule A hereto, including the shares of Common Stock which Purchaser shall be entitled to purchase upon exercise of the Warrant, are hereinafter collectively referred to as the "Shares"; and

         WHEREAS, the Company and Purchaser desire to provide for certain arrangements with respect to the registration of the Shares under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act").

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, the following terms have the meanings indicated below or in the referenced sections of this
Agreement:

         "Person" means an individual, a partnership, a corporation, a limited liability company or partnership, an association, a joint stock company, a trust, a business trust, a joint venture, an unincorporated organization or a government entity or any department, agency, or political subdivision thereof.

         "Piggyback Registration" shall have the meaning set forth in Section 2(a) of this Agreement.

         "Registrable Securities" means the Shares held by Purchaser; provided, that a Registrable Security ceases to be a Registrable Security when (i) it is registered under the Securities Act and disposed of in accordance with the registration statement covering it, (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect) promulgated by the SEC under the Securities Act ("Rule 144"), or (iii) it is eligible to be sold or transferred under Rule 144 as confirmed to the Company and Purchaser in a Resale Opinion (as defined in Section 7) that has been delivered to Purchaser and the Company.

         "SEC" shall mean the United States Securities and Exchange Commission.

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         "Securities Act" shall have the meaning set forth in the second recital of this Agreement.

         "Shares" shall have the meaning set forth in the second recital of this Agreement.

         SECTION 2. PIGGYBACK REGISTRATIONS.

         (a) RIGHT TO PIGGYBACK. Whenever the Company proposes to register common stock under the Securities Act of 1933 in connection with a public offering solely for cash on Form S-1, S-2 or S-3 (or any replacement or successor forms), the Company shall promptly give Purchaser written notice of such registration (a "Piggyback Registration"). Upon the written request of Purchaser given within 20 days following the date of such notice, the Company shall, subject to Section 2(c), cause to be included in such registration statement and use its reasonable efforts to be registered under the Securities Act all Registrable Securities that Purchaser shall have requested to be registered. All Registrable Securities that Purchaser shall have requested to be registered may be made subject to an underwriters' over-allotment option, if so requested by the managing underwriter. The Company shall have the absolute right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Section 2(a) without any obligation or liability to Purchaser.

         (b) EXPENSES. Purchaser shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to a registration pursuant to this Section 2, including without limitation Purchaser's pro rata share of all registration, filing, and qualification fees and printers' and accounting fees relating or apportionable thereto.

         (c) PRIORITY ON REGISTRATIONS. If the managing underwriter shall advise the Company in writing (with a copy to Purchaser) that, in the opinion of the underwriter, marketing factors require a limitation of the number of securities requested to be included in a registration pursuant to this Section 2, then the Company will include in such registration, to the extent of the amount and class which the Company is so advised can be sold without such material adverse effect in such offering: FIRST, all securities proposed to be sold by the Company for its own account; SECOND, all securities requested to be included in such registration by J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., HarbourVest Partners V-Direct Fund L.P. and their respective permitted assigns; THIRD, the Registrable Securities requested to be included in such registration by Purchaser pursuant to this Section 2, and all other securities being registered pursuant to the exercise of contractual rights comparable to the rights granted in this Section 2, including the contractual rights of Aberdeen Strategic Capital LP, in proportion (as nearly as practicable) to the amount of such Shares and securities of the Company owned by each holder thereof requesting inclusion of such Shares and securities in such registration; and FOURTH, all other securities requested to be included in such registration.

         SECTION 3. HOLDBACK AGREEMENT. To the extent not inconsistent with applicable law, Purchaser agrees, upon the request of the managing underwriter or underwriters in an underwritten offering, not to effect any sale or distribution of securities of the Company of the same class as the securities included in such registration statement, or any securities convertible into or exchangeable or exercisable for such securities (except as part of such registration), during the 180-day period beginning on the effective date of such



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registration statement ("Resale Restrictions"), if and to the extent requested by the managing underwriter or underwriters; PROVIDED that (a) Registrable Securities owned by Purchaser are registered and sold pursuant to such registration statement and (b) all other security holders registering securities pursuant to the exercise of registration rights are subject to Resale Restrictions that are no more favorable to such holders than those applicable to Purchaser.

         SECTION 4. REGISTRATION PROCEDURES.

         (a) OBLIGATIONS OF THE COMPANY. Whenever Purchaser requests the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its reasonable efforts to register and to permit the sale of the Registrable Securities. To carry out this obligation, the Company shall take all steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

         (b) PURCHASER INFORMATION. In the event of any registration by the Company, from time to time, the Company may require Purchaser to furnish to the Company information regarding Purchaser and the distribution of the securities subject to the registration, and Purchaser shall furnish all such information requested by the Company.

         (c) NOTICE TO DISCONTINUE. The Company shall notify Purchaser (a "Notice"), at any time when a prospectus is required to be delivered under the Securities Act, of any event as a result of which the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which such statements were made, and prepare a supplement or amendment to the prospectus or any such document incorporated therein so that thereafter the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which said statements were made. Purchaser agrees that, upon receipt of a Notice from the Company, it will discontinue disposition of Registrable Securities until it receives copies of the supplemented or amended prospectus as described above. In addition, if the Company requests, Purchaser will deliver to the Company all copies, other than permanent file copies then in Purchaser's possession, of the prospectus covering the Registrable Securities current at the time of receipt of the Notice.

         SECTION 5. INDEMNIFICATION.

         (a) INDEMNIFICATION BY COMPANY. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, (i) Purchaser, (ii) each Person who controls Purchaser (within the meaning of the Act), and (iii) the trustees, officers, directors, partners, employees, representatives and/or agents, as applicable, of each Person described in the foregoing clauses (i) and
(ii), from and against any and all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus (or any amendments or supplements thereto), including any document incorporated by reference therein, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar



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as the same are caused by, contained in, or, with respect to any material omission, omitted from, any information with respect to such indemnified party furnished in writing to the Company by Purchaser or such indemnified party expressly for use therein. The Company will also indemnify and hold harmless (A) any underwriters of the Registrable Securities, (B) each Person who controls such underwriters (within the meaning of the Act), and (C) the officers, directors, partners, employees, representatives and/or agents of each Person described in the foregoing clauses (A) and (B), to the same extent as provided above with respect to the indemnification of the Purchaser.

         (b) INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify and hold harmless, to the full extent permitted by law, (i) the Company, (ii) each Person who controls the Company (within the meaning of the Act), and (iii) the officers, directors, partners, employees, representatives and/or agents, as applicable, of each Person described in the foregoing clauses (i) and (ii), from and against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus (or any amendments or supplements thereto) or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light or the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in, or with respect to any material omission, omitted from, any information with respect to Purchaser so furnished in writing by Purchaser expressly for use therein. In no event shall the liability of Purchaser be greater in amount than the dollar amount of the proceeds received by Purchaser upon the sales of Restricted Securities giving rise to such indemnification obligation.

         (c) INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement (but the failure to give such notice will not affect the right to indemnification or contribution hereunder unless, and only to the extent that, the indemnifying party is materially prejudiced by such failure). The indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying parties shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) in any one jurisdiction at any time for all such indemnified parties, unless in the reasonable judgment of an indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. Any indemnified party shall also have the right to employ separate counsel in any such action and



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participate in the defense thereof at such indemnified party's expense. The indemnifying party will not be subject to any liability for any settlements made without its consent, which shall not be unreasonably withheld. No indemnifying party shall, without the consent of such indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding.

         (d) CONTRIBUTION. If for any reason the indemnity provided for in this
Section 5 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party, in lieu of indemnifying such party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any legal or other fees or expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         SECTION 6. PARTICIPATION IN UNDERWRITTEN REGISTRATION. Purchaser may not participate in any underwritten registration without (a) agreeing to sell securities on the basis provided in underwriting arrangements approved by the Company, and (b) completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required by the underwriting arrangements.

         SECTION 7. TERMINATION. This Agreement and the obligations of the Company hereunder shall terminate on the earlier to occur of (i) the fourth anniversary hereof and (ii) the date on which a written opinion of U.S. counsel, which counsel shall be reasonably acceptable to the Company, addressed to Purchaser and the Company, in form and substance reasonably acceptable to Purchaser, that all Registrable Securities may be sold or transferred pursuant to Rule 144 (a "Resale Opinion"). Purchaser shall engage such counsel for purposes of obtaining a Resale Opinion upon the request of the Company. Purchaser shall bear and pay all fees and disbursements of such counsel in connection therewith.




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         SECTION 8. MISCELLANEOUS.

         (a) RECAPITALIZATIONS, EXCHANGES, ETC. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Shares and (ii) any and all shares of common stock of the Company into which the Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company.

         (b) AMENDMENT. This Agreement may be amended or modified only by a written agreement executed by the Company and Purchaser.

         (c) SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding on and inure to the benefit of the parties and their respective successors and assigns. No party may assign any of such party's rights, interests or obligations hereunder without the prior written consent of the other party hereto.

         (d) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings between the parties with respect thereto. There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement.

         (e) GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware, without reference to its conflicts of law principles.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      THE ULTIMATE SOFTWARE GROUP, INC.

                                      By:
                                           ------------------------------------
                                            Name:
                                            Title:





                                      By:
                                           ------------------------------------

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                                   SCHEDULE A

COMMON STOCK:

         Number of shares purchased:
                                    --------------------------




WARRANT:

         Aggregate number of shares
         purchasable upon exercise:
                                   ---------------------------





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